UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) July 22, 2005

                          NATIONAL R.V. HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                     0-22268             33-0371079
------------------------------  --------------------- -------------------------
(State or other jurisdiction    (Commission File No.)   (I.R.S. Employer
      of incorporation)                               Identification No.)

                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571
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              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (909) 943-6007

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results Of Operations And Financial Condition

     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of National R.V. Holdings, Inc. (the "Company"), dated July 28, 2005, announcing preliminary results for the Company's financial results for the quarter ended June 30, 2005 and disclosing that the Company recorded a charge of $8.0 million to establish a full valuation allowance against its December 31, 2004 deferred tax asset. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.06.  Material Impairments

     On July 22, 2005, the Company's Audit Committee concurred with management's determination to record a non-cash charge of $8.0 million to establish a full valuation allowance against its December 31, 2004 deferred tax asset in its December 31, 2004 Form 10-K which has not yet been filed. As discussed in the Company's press release of July 28, 2005, attached hereto as Exhibit 99.1, the relevant accounting guidance in SFAS No. 109 requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. In determining whether a valuation allowance is required, the Company must take into account all positive and negative evidence with regard to the utilization of the deferred tax asset. SFAS No. 109 further states that it is difficult to conclude that a valuation allowance is not needed when there is negative evidence such as cumulative losses in recent years. The Company's recent cumulative losses, the downturn in current market conditions and its impact on near term earnings weighed heavily in the Company's overall required assessment. As a result, the Company will record a non-cash charge of $8.0 million to establish a full valuation allowance against its December 31, 2004 deferred tax asset. The Company expects to record a full valuation allowance on future tax benefits until it can sustain an appropriate level of profitability, and until such time, the Company would not expect to recognize any significant tax benefits in its future results of operations.

Item 9.01(c).  Financial Statements and Exhibits

99.1        Press Release of National R.V. Holdings, Inc. dated July 28, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                      NATIONAL R.V. HOLDINGS, INC.


                                      By:  /s/ THOMAS J. MARTINI
                                            Thomas J. Martini
                                            Chief Financial Officer



Date:  July 28, 2005

                                                           EXHIBIT 99.1



For immediate release:                                             Contact:
                                                                Donna Dolan
                                                               800.322.6007
                                                                ir@nrvh.com



                  National R.V. Holdings Announces Preliminary
                             Second Quarter Results

               Company Anticipates Quarterly Loss Due To Continued
                       Deterioration of Market Conditions
                          Records Tax Valuation Reserve

Perris, California, July 28, 2005- National R.V. Holdings, Inc. (NYSE:NVH) today announced that the Company expects to report a loss for its second quarter ended June 30, 2005.

During the second quarter, several factors converged to put pressure on National R.V. Holding's earnings. The Company continued to experience a softening of market demand, a Class A industry-wide trend, resulting in inventory build-up at both the dealer and manufacturer level, both of which led to significant discounting. Further pressure on gross margins was caused by lower overhead absorption resulting from a reduction in manufacturing output, a proactive response by the Company to bring RV production in line with market demand. Additionally, production inefficiencies, caused by model year changeover and the introduction of new models, resulted in further pressure on margins.

The Company expects that final second quarter results will be released in early August and will be discussed in a conference call at that time.

The expected second quarter loss, the uncertainty of the length of the current market downturn and recent cumulative losses were among the factors which caused the Company to evaluate the need to establish a tax valuation allowance against its deferred tax asset recorded in its December 31, 2004 Form 10-K which has not yet been filed. The relevant accounting guidance in SFAS No. 109 requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. In determining whether a valuation allowance is required, the Company must take into account all positive and negative evidence with regard to the utilization of the deferred tax asset. SFAS No. 109 further states that it is difficult to conclude that a valuation allowance is not needed when there is negative evidence such as cumulative losses in recent years.

The Company's recent cumulative losses, the downturn in current market conditions and its impact on near term earnings weighed heavily in the Company's overall required assessment. As a result, the Company will record a non-cash charge of $8.0 million to establish a full valuation allowance against its December 31, 2004 deferred tax asset. The Company expects to record a full valuation allowance on future tax benefits until it can sustain an appropriate level of profitability and until such time, the Company would not expect to recognize any significant tax benefits in its future results of operations.

Additionally, the Company is currently in the process of renegotiating its credit facility to alleviate a potential going concern issue as of December 31, 2004, and is working to file its Form 10-K for 2004 as soon as practicable.

Brad Albrechtsen, National R.V. Holding's Chief Executive Officer, stated, "The industry and our Company faced very difficult conditions during the second quarter. The industry-wide softening of wholesale Class A shipments and the inventory build-up at both the dealer and manufacturer level led to significant discounting. Additionally, reduced production rates, implemented to bring our manufacturing output in line with current demand, combined with the model year changeover and new model introductions, caused further pressure on margins due to lower overhead absorption and production inefficiencies.

"As a result of these factors, the Company expects to report a pre-tax and net loss of between $5.5 million and $6.5 million, or between $0.53 and $0.63 per share, for the second quarter ended June 30, 2005, and a pre-tax and net loss of between $6.5 million and $7.5 million, or between $0.63 and $0.73 per share, for the six months ended June 30, 2005. The pre-tax and net loss are the same as a result of our fully reserving the income tax benefit for this quarterly and year-to-date loss in the tax valuation reserve.

"The steps we took to lower production levels and bring them in line with market demand, together with higher dealer discounting, allowed us to reduce our remaining 2005 product to a more manageable level going into the third quarter. In addition to lowering production levels, we made reductions in both the salaried and hourly workforce to align our cost structure to these lower operating levels. We anticipate that these efforts will reduce our operating losses going forward. However, due to the uncertainty of the length of the current market downturn and our reduced operating levels, we expect the operating losses to continue into the third and fourth quarters.

"Despite these challenges and difficult market conditions, our 2006 model line-up and new model introductions were very well received by our dealers during a recent dealer seminar," continued Albrechtsen. "We remain confident that our new dealer initiatives, the 2006 product line-up and our efforts to improve production efficiencies, will benefit us when the current market conditions subside."

About National R.V. Holdings

National R.V. Holdings, Inc., through its two wholly owned subsidiaries, National RV, Inc. (NRV) and Country Coach, Inc. (CCI), is one of the nation's leading producers of motorized recreation vehicles. NRV is located in Perris, California where it produces Class A gas and diesel motor homes under model names Dolphin, Islander, Sea Breeze, Tradewinds and Tropi-Cal. CCI is located in Junction City, Oregon where it produces high-end Class A diesel motor homes under the model names Affinity, Allure, Inspire, Intrigue, Lexa and Magna, and bus conversions under the Country Coach Prevost brand.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting or any failure to implement required new or improved controls; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.

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